UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 13, 2006

Date of report (date of earliest event reported)

Foundation Coal Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-118427	42-1638663
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 Corporate Boulevard, Suite 300, Linthicum Heights, MD 21090-2227

 (Address of Principal Executive Offices)

410-689-7500

 (Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.               Entry into Material Definitive Agreements.

On March 13, 2006, Foundation Coal Holdings, Inc.’s affiliate entered into Amended and Restated Employment Agreements by and among Foundation Coal Corporation and its Executive Officers: James F. Roberts, Frank J. Wood, Greg A. Walker, James J. Bryja, James A. Olsen, Klaus-Dieter Beck, Michael R. Peelish and Kurt D. Kost (the “Employment Agreements”) The amendments include the following: (i) Section 1 was amended to extend the terms of each of the Employment Agreements through December 31, 2008 (ii) Section 3 was amended to adjust the base salary of each of the Executive Officers as follows: $615,000, $276,750,  $242,061, $241,119, $193,162, $236,391, $204,201 and $205,000 respectively (iii)  Section 11 was amended to provide that the Executive Officer is entitled to Gross-up payments in connection with payments the Executive Officer receives in connection with an equity interest.  Copies of Employment Agreements are attached as Exhibits 99.1 through 99.8 to this Current Report on Form 8-K.

Item 9.01

(c) Exhibits

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 14, 2006

Foundation Coal Holdings, Inc.

/s/ Frank J. Wood
Senior Vice President and Chief Financial Officer

Item 9.01 Financial Statements and Exhibits.

(c) Exhibit

Exhibit 99.1	Amended and Restated Employment Agreement, dated March 13, 2006, by and between Foundation Coal Corporation and James F. Roberts
Exhibit 99.2	Amended and Restated Employment Agreement, dated March 13, 2006, by and between Foundation Coal Corporation and Frank J. Wood
Exhibit 99.3	Amended and Restated Employment Agreement, dated March 13, 2006, by and between Foundation Coal Corporation and James J. Bryja
Exhibit 99.4	Amended and Restated Employment Agreement, dated March 13, 2006, by and between Foundation Coal Corporation and Kurt D. Kost
Exhibit 99.5	Amended and Restated Employment Agreement, dated March 13, 2006, by and between Foundation Coal Corporation and Greg A. Walker
Exhibit 99.6	Amended and Restated Employment Agreement, dated March 13, 2006, by and between Foundation Coal Corporation and Klaus-Dieter Beck
Exhibit 99.7	Amended and Restated Employment Agreement, dated March 13, 2006, by and between Foundation Coal Corporation and James A. Olsen
Exhibit 99.8	Amended and Restated Employment Agreement, dated March 13, 2006, by and between Foundation Coal Corporation and Michael R. Peelish